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                         PRECISI0N DIGITAL IMAGES CORP.
                               LICENSE AGREEMENT

     This License Agreement ("Agreement") is made and entered into as of the later of the two dates on the signature page (the "Effective Date") by and between IAT Multimedia, Inc. ("IAT"), a Delaware corporation, and Precision Digital Images Corporation ("PDI"), a Washington corporation.

                                    Recitals

     WHEREAS, PDI has developed an ASIC that is an important component of a product designed by IAT; and

     WHEREAS, PDI and IAT have expressed a desire to work together to jointly produce this ASIC; and

     WHEREAS, pursuant to this Agreement, PDI is willing to grant to IAT a license to produce the ASIC pursuant to the terms and conditions contained herein; and

     WHEREAS, pursuant to an ASIC Development Agreement, between the parties hereto and dated as of the date of this Agreement, PDI is willing to perform certain services relating to the development of the ASIC;

     NOW, THEREFORE, in consideration of the covenants and conditions hereinafter set forth, PDI and IAT agree as follows:

                                    AGREEMENT

     1. Definitions. For purposes of this Agreement, the following terms, whenever initially capitalized, shall have the following meanings:

     (a) "ASIC" means the application specific integrated circuit chip designed by PDI as described in Exhibit A attached hereto.

     (b) "ASIC Derivatives" means any application specific integrated circuit chip derived from any of the major functional components of the ASIC in a stand-alone chip.

     (c) "Design Documents" means the Veritog (HDL) files, script files, test modules and any other files or documentation required to manufacture the ASIC.

     (d) "Licensed Technology" means any Design Documents, information and data of PDI (whether confidential or not) which is necessary and sufficient to modify, improve, enhance, manufacture, assemble, test, operate, maintain and repair ASIC products and parts,



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and which is now or hereafter owned, controlled or possessed by PDI, including, without limitation, invention records, research records and reports, flow charts, state diagrams, logic diagrams, block diagrams, development reports, experimental and other engineering reports, circuits, bill of materials, production specifications, raw material specifications, quality control reports and specifications, drawings and photographs, manufacturing and production techniques, processes, methods, test information, software (including source and object code listings and supporting documentation), repair and maintenance procedures, manuals, basic process steps, vendor lists or any other information possessed by PDI.

     All other initially capitalized terms shall have the meanings hereinafter assigned to them.

     2. License Grant. PDI hereby grants to IAT, and IAT hereby accepts, a non-exclusive, non-transferable, non-assignable, royalty free (except as stated in Exhibit B), fully paid up, perpetual, worldwide, terminable right and license:
(a) to use and apply all Licensed Technology (developed (i) pursuant to the Development Agreement or in conjunction with IAT or (ii) for use in IAT products) and related intellectual property rights (including all current and future patents or copyrights and patent applications with respect thereto), together with any and all improvements, enhancements, additions, changes or derivatives developed by PDI during the term of this Agreement in connection with the design, manufacture, use, sale, lease and distribution of ASIC products, ASIC Derivatives and any other devices incorporating the Licensed Technology and (b) to receive all documentation and other printed information reasonably necessary to enable IAT to exploit the Licensed Technology to the fullest extent and to reproduce the documentation for the purposes of sales, marketing and field- and depot-level maintenance and repair by IAT. All rights not expressly granted herein are reserved by PDI.

     3. Payment. IAT shall pay PDI the license fees set forth in Exhibit B, according to the payment terms set forth in Exhibit B.

     4. Delivery. Immediately upon the effective date of this Agreement and throughout the term of this Agreement PDI will: (a) provide to IAT all Licensed Technology and all current ASIC Product user manuals and documentation in a reproducible form; (b) allow IAT access to all tooling owned or controlled by PDI related to the ASIC product or parts covered in this Agreement for the purpose of securing parts necessary for the manufacture of the ASIC product or parts; (c) provide IAT with all enhancements, updates, releases, additions, and new or updated manuals or addenda sheets and new or revised data for all other affected documentation furnished under this Agreement as such information is available within PDI, but in any event not later than 30 days prior to the effective date of the change; and (d) make qualified technical personnel reasonably available, for a reasonable fee, to IAT's technical staff by telephone, electronic or written communication on a reasonable "as needed" basis to answer questions or provide information regarding the ASIC product and the manufacture thereof.

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     5. Warranties.

     (a) Non-Infringement. PDI warrants to IAT that the ASIC does not infringe the copyright or trade secret of any third party.

     (b) No Conflicting Rights. PDI warrants to IAT that PDI has not previously and will not grant any rights to any third party that are inconsistent with the rights granted to IAT herein.

     (c) Adequacy of Disclosure & Deliveries. The documentation and Licensed Technology delivered to IAT will be sufficient, complete and adequate in all material respects and in such form as to enable IAT to manufacture such ASIC products to conform to the intended specifications for the ASIC products and the technical, certification, manufacturing, quality control, and documentation standards applicable in the industry;

     (d) NO OTHER WARRANTIES. EXCEPT AS SET FORTH IN SECTIONS 5(a) AND (b), THE LICENSED TECHNOLOGY IS PROVIDED "AS IS", INCLUDING PDI DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS, EITHER EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH REGARD TO THE ASIC.

     6. Disclaimer, Limitation of Liability.

     (a) DISCLAIMER. NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL OR EXEMPLARY DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     (b) LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY'S TOTAL LIABILITY FOR ANY DAMAGES IN CONNECTION WITH THIS AGREEMENT EXCEED THE LICENSE FEES PAID BY IAT HEREUNDER, REGARDLESS OF WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT, OR OTHERWISE.


     7. Termination. Either party may terminate this Agreement immediately upon written notice in the event the other party is in material breach of this Agreement, including without limitation failure to pay any license fees due thereunder, and such breach is not cured

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by the breaching party within thirty (30) days after receipt of written notice of default from the other party. Immediately upon termination of this Agreement, IAT shall cease use, distribution or other exercise of rights in the Licensed Technology, and shall destroy all copies of Design Documents in IAT's possession or control. Upon delivery of written notice to PDI, IAT will further have the right to terminate the license granted herein if IAT no longer desires to utilize the licensed technology in connection with the manufacture, use, sale, lease or distribution of ASIC products.

     8. Intellectual Property and Proprietary Rights. PDI maintains ownership of the Licensed Technology, including documentation generated for the ASIC design. IAT will have the right to modify, improve and enhance the Licensed Technology from time to time. PDI will not have any ownership with respect to rights to any such modification, improvement or enhancement developed by IAT.

     9. Non-Disclosure. Each party expressly undertakes to retain in confidence all information and know-how transmitted to such party by the other party that the other party has designated as proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"). Each party shall take reasonable security precautions at least as great as the precautions it takes to protect its own confidential information of a similar nature, to safeguard the Confidential Information. Each party may disclose the Confidential Information to its employees, consultants and fabricators only on a need-to-know basis. Each party shall enter into and maintain appropriate written agreements with its employees, consultants and fabricators sufficient to enable it to comply with all provisions of this Agreement. Each party shall notify the other party in writing of any misuse or misappropriation of Confidential Information that may come to its attention. The obligations under this Section 9 shall survive any termination of this Agreement.

        10. Notices and Requests. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

IAT:           IAT Multimedia, Inc.
               c/o IAT AG
               Geschaftshaus Wasserschloss
               Aarestrasse 17, CH-5300 Vogelsang-Turgi

Attention:     Mr. Franz Muller

PDI:           Precision Digital Images
               8520 154th Avenue, N.E.
               Redmond, WA 98052

Attention:     Mr. Wayne Smith

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or to such other address as the party to receive the notice or request so designates by written notice to the other.

     11. Miscellaneous.

     (a) Relationship of the Parties. The parties hereto are independent contractors and nothing in this Agreement shall be construed as creating an agency relationship, a partnership, a franchise, or a joint venture between the parties.

     (b) Governing Law. This Agreement shall be governed by the laws of the State of Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

     (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of IAT and PDI by their respective duly authorized representatives.

     (d) Assignment. This Agreement may be assigned by PDI provided that all of its obligations thereunder have been faithfully performed. IAT may assign its rights under this Agreement only with PDI's prior written approval, except that IAT will not need PDI's consent if such assignment is in connection with the sale of all or substantially all of IAT's assets. Except as otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties' successors and lawful assigns.

     (e) Arbitration. Any dispute, controversy, or claim arising out of this Agreement, or the interpretation, performance, breach, enforcement or termination thereof, or arising out of the respective rights and duties of the parties to this Agreement, will be settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (UNCITRAL), in effect as of the date hereof. This provision does not apply to disputes, claims, or controversies involving any issues of or disputes relating to patent validity or infringement arising out of or relating to this Agreement, which will be determined by a court of competent jurisdiction. The parties have agreed on this mechanism in order to obtain prompt and expeditious resolutions of disputes. Unless the parties agree in writing on the appointment of a single arbitrator, the matter will be referred to three arbitrators; one to be appointed by each party, and the third, who will act as Chairman, being nominated by the two so selected by the parties. The award is to be given by a majority decision; however, if there be no majority, the award will be made by the Chairman of the arbitral tribunal alone. The cost of the proceeding will initially be borne equally by the parties to the dispute, but the prevailing party in such proceeding will be entitled to recover, in addition to reasonable attorney' fees and all other

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expenses, its contribution for the reasonable expenses of the arbitrator as an item of damage and/or recoverable expenses. The exclusive venue of arbitration will be in New York City, New York. The language of such arbitration will be English; all documents and agreements relative to any such dispute will be read, interpreted, and construed from English versions thereof. Judgment on the award rendered by the arbitrators may be entered in any court of competent jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.


Precision Digital Images Corporation         IAT Multimedia, Inc.
("PDI")                                      ("IAT")

/s/ G. Wayne Smith                           /s/  Viktor Vogt
By (Sign)                                    By (Sign)

G. Wayne Smith                               Dr. Viktor Vogt
Name (Print)                                 Name (Print)

CEO                                          CEO
Title                                        Title

5 June 1997                                  June 12, 1997
Date                                         Date

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                                    EXHIBIT A

                               ASIC Specifications

Kirby ASIC designed for the Vision Point 80 board as defined in the Joint Development and Cross-License Agreement with Texas Instruments.




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                                    EXHIBIT B

                                  License Fees

     1. IAT shall pay PDI Fifty Thousand Dollars (US$50,000) upon signing of this Agreement.

     2. In the event that IAT produces the ASICs while PDI is concurrently producing ASICs, IAT will pay a royalty to PDI of Four Dollars (US$4.00) per ASIC chip manufactured by IAT.







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